As filed with the Securities and Exchange Commission on December 10, 2025

Registration No. 333-271438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2324812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Liberty Plaza, One Liberty St., Ste. 305-306,

New York, New York 10006

(678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Akshay Naheta

Chief Executive Officer

One Liberty Plaza, One Liberty St., Ste. 305-306,

New York, New York 10006

(678) 534-5849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jared Fishman Matthew Goodman Mario Schollmeyer Sullivan & Cromwell 125 Broad Street New York, NY 10004 (212) 558-4000	Marc D’Annunzio General Counsel One Liberty Plaza, One Liberty St., Ste. 305-306, New York, New York 10006 (678) 534-5849

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-271438) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Bakkt Holdings, Inc. (formerly “Bakkt NewCo Holdings, Inc.”), a Delaware corporation (the “Successor Registrant”), as the successor registrant to Bakkt Intermediate Holdings, Inc. (formerly “Bakkt Holdings, Inc.”), a Delaware corporation (the “Predecessor Registrant”), solely to reflect a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Reorganization”). No additional securities are being registered pursuant to this Amendment.

The Reorganization was completed on November 3, 2025 pursuant to the Agreement and Plan of Merger, dated as of November 3, 2025 (the “Merger Agreement”), among the Successor Registrant, the Predecessor Registrant and Bakkt Merger Sub 1, Inc., a Delaware corporation (“Merger Sub”) and a direct wholly-owned subsidiary of the Successor Registrant, pursuant to which Merger Sub was merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct wholly owned subsidiary of the Successor Registrant. The Successor Registrant changed its name from “Bakkt NewCo Holdings, Inc.” to “Bakkt Holdings, Inc.” and the Predecessor Registrant changed its name from “Bakkt Holdings, Inc.” to “Bakkt Intermediate Holdings, Inc.” In accordance with the terms of the Merger Agreement, (i) each outstanding share of the Predecessor Registrant’s Class A common stock, par value $0.0001 per share (the “Predecessor Class A Common Stock”), was converted into one share of the Successor Registrant’s Class A common stock, par value $0.0001 per share, evidencing the same proportional interests in the Successor Registrant and having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as a share of the Predecessor Class A Common Stock immediately prior to the Reorganization, and (ii) the Successor Registrant adopted organizational documents substantially identical to those of the Predecessor Registrant and assumed certain obligations of the Predecessor Registrant, in each case, to enable the Successor Registrant to offer and sell the securities listed in the Registration Statement on the same terms and conditions as the Predecessor Registrant prior to the Reorganization as required by Rule 414.

In accordance with Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The information set forth in this item is incorporated by reference from Item 14 of Registration Statement Form S-3, File No. 333-271438, effective as of February 14, 2024.

Item 15. Indemnification of Directors and Officers

The information set forth in this item is incorporated by reference from Item 15 of Registration Statement on Form S-3, File No. 333-271438, effective as of February 14, 2024.

Item 16. Exhibits

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2025, by and among Bakkt Holdings, Inc. (formerly Bakkt NewCo Holdings, Inc.), Bakkt Intermediate Holdings, Inc. (formerly Bakkt Holdings, Inc.) and Bakkt Merger Sub 1, Inc. (incorporated by reference to Exhibit 2.1 to Bakkt Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39544) filed with the SEC on November 3, 2025).

3.1	Amended and Restated Certificate of Incorporation of Bakkt Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Bakkt Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39544) filed with the SEC on November 3, 2025).

3.2	Amended and Restated Bylaws of Bakkt Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Bakkt Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39544) filed with the SEC on November 3, 2025).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Bakkt Holdings, Inc.

23.2	Consent of KPMG LLP, independent registered public accounting firm of Bakkt Holdings, Inc.

23.3	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 10, 2025.

BAKKT HOLDINGS, INC.

By:	/s/ Akshay Naheta
Akshay Naheta
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Akshay Naheta, Karen Alexander and Marc D’Annunzio, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 10th day of December, 2025.

Signature	Title

/s/ Akshay Naheta Akshay Naheta	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Joseph Henderson Joseph Henderson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sean Collins Sean Collins	Chair of the Board of Directors

/s/ Madelyn Alden Schwartzer Madelyn Alden Schwartzer	Director

/s/ Michael Alfred Michael Alfred	Director

Signature	Title

/s/ Colleen Brown Colleen Brown	Director

/s/ Richard Galvin Richard Galvin	Director